EXHIBIT 4.7(h)

March 31, 2004

Smithfield Foods, Inc.

To the Obligors party to the

Credit Agreement referred to

below

Ladies and Gentlemen:

We refer (i) to the Multi-Year Credit Agreement dated as of December 6, 2001 (the “Credit Agreement”) between Smithfield Foods, Inc. (the “Borrower”), the Subsidiary Guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, as administrative agent and (ii) the Consent dated as of October 31, 2003 (the “Consent”) pursuant to which such lenders consented to the sale by the Borrower of all the issued and outstanding shares of Smithfield Canada Limited and 2004171 Ontario Inc. to Maple Leaf Foods, Inc.

The Administrative Agent has been granted authority by the Required Lenders (as defined in the Credit Agreement) to execute and deliver this letter. This letter constitutes the agreement of the Required Lenders and the Administrative Agent with the Borrower and the Subsidiary Guarantors party to the Credit Agreement that the date by which the sale to Maple Leaf Foods, Inc., is to be finalized and all related cash consideration is to be received be extended from April 1, 2004 to April 30, 2004. Except as herein provided the Credit Agreement shall remain unchanged and in full force and effect.

Very truly yours,

JPMORGAN CHASE BANK, as Administrative Agent

By:	/s/ B.B. WUTHRICH
Name: Title:	B. B. Wuthrich Vice President

Accepted and agreed to

as of the date first

written above by:

SMITHFIELD FOODS, INC.

By:	/s/ Orville Lunking
Name:	Orville Lunking
Title:	Treasurer

SUBSIDIARY GUARANTORS

CODDLE ROASTED MEATS, INC. GWALTNEY OF SMITHFIELD, LTD. HANCOCK’S OLD FASHIONED COUNTRY HAM, INC.	THE OHIO FEED LOT, INC. SHOWCASE FOODS, INC. KRAKUS FOODS INTERNATIONAL, INC.
IOWA QUALITY MEATS, LTD. JOHN MORRELL & CO. LYKES MEAT GROUP, INC. MOYER PACKING COMPANY MURCO FOODS, INC.	By: /s/ Michael Cole Name: Michael Cole Title: Vice President

NORTH SIDE FOODS CORP.

PACKERLAND PROCESSING

    COMPANY, INC.

PACKERLAND HOLDINGS, INC.

PATRICK CUDAHY

    INCORPORATED

PREMIUM PORK, INC.

QUIK-TO-FIX FOODS, INC.

STADLER’S COUNTRY HAMS, INC.

SUN LAND BEEF COMPANY

SUNNYLAND, INC.

THE SMITHFIELD COMPANIES,

    INC.

THE SMITHFIELD PACKING

    COMPANY, INCORPORATED

STEFANO FOODS, INC.

THE SMITHFIELD HAM AND

    PRODUCTS COMPANY,

    INCORPORATED

DAKOTA ACQUISITION COMPANY

JOHN MORRELL OF JAPAN, INC.

MURPHY FARMS OF TEXHOMA,

    INC.

BROWN’S OF CAROLINA, LLC

CARROLL’S FOODS LLC

CARROLL’S FOODS OF VIRGINIA

    LLC

CENTRAL PLAINS FARMS LLC

CIRCLE FOUR LLC

MURPHY FARMS LLC

QUARTER M FARMS LLC

MURPHY-BROWN HOLDINGS LLC,

    each a Delaware limited liability

    company

By:   MURPHY-BROWN, LLC,

         a Delaware limited liability

         company, as its sole member of

         each

By: JOHN MORRELL & CO.,

a Delaware corporation,
as its sole member

/s/ Michael Cole
Name: Michael Cole
Title: Vice President

MURPHY-BROWN LLC, a Delaware limited liability company

By:	JOHN MORRELL & CO.,
a Delaware corporation, as its sole member

/s/ Michael Cole
Name: Michael Cole Title: Vice President

GREAT LAKES CATTLE CREDIT COMPANY, LLC,
a Delaware limited liability company,

By: PACKERLAND HOLDINGS, INC.,
a Delaware corporation, as its sole member

/s/ Michael Cole
Name: Michael Cole Title: Vice President